EXHIBIT 99.7

STATEMENT UNDER OATH OF PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Kris Chellam, Chief Financial Officer of Xilinx, Inc., state and attest that:

(1)    To the best of my knowledge, based upon a review of the covered reports of Xilinx, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)    I have reviewed the contents of this statement with Xilinx’s Audit Committee.

(3)    In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Annual Report on Form 10-K filed with the U.S. Securities & Exchange Commission of Xilinx, Inc. on June 17, 2002;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Xilinx, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ Kris Chellam Kris Chellam	Subscribed and sworn to before me this 9th day of August, 2002.

August 9, 2002	Mary O’Malley Notary Public My Commission Expires: 8/13/04